UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 3, 2022
Date of Report (Date of earliest event reported)

Everi Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32622	20-0723270
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7250 S. Tenaya Way, Suite 100, Las Vegas, Nevada, 89113
(Address of principal executive offices) (Zip Code)

(800) 833-7110
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐                Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐                Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐                Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐                Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	EVRI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01. Other Events.

On February 7, 2022, Everi Holdings Inc. (the “Company”) announced that it has entered into an agreement to acquire the stock of ecash Holdings Pty Limited and wholly-owned subsidiaries, Global Payment Technologies Australia Pty Limited, and ACN 121 187 068 Pty Limited (collectively “ecash”), a privately owned, Australia-based developer and provider of innovative cash handling and financial payment solutions for the broader gaming industry in Australia, Asia, Europe, and the United States. A copy of the press release is filed hereto as Exhibit 99.1.

The anticipated acquisition of ecash’s products and services represent a strategic extension of Everi’s current suite of financial technology solutions within the FinTech segment. The acquisition will provide Everi with a complementary portfolio of new customer locations throughout Australia, the United States, and other geographies. The closing of the transaction, subject to customary conditions, is expected to occur within 60 days.

Under the terms of the stock purchase agreement, the Company will make guaranteed payments totaling AUD$33 million, with an initial payment at the time of closing of AUD$20 million (approximately US$14 million) with the remaining payments to be made on each of the first and second anniversaries in 2023 and 2024, respectively, following the date of closing. Subject to achieving certain growth targets, there will be an additional contingent payment of up to AUD$10 million, which could increase the total consideration to AUD$43 million. Everi expects to fund the total purchase price from existing cash on hand and future cash flow.

This Report, including Exhibit 99.1, contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based upon management’s current expectations, assumptions, and estimates and are not guarantees of timing, future results, or performance. These forward-looking statements involve certain risks, uncertainties and other factors that could cause actual results to differ materially from those contemplated in forward-looking statements, as discussed further in the press release attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Document

99.1	Press Release dated February 7, 2022.
104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERI HOLDINGS INC.

Date: February 7, 2022	By:	/s/ Todd A. Valli
Todd A. Valli Senior Vice President, Corporate Finance and Chief Accounting Officer